Filed Pursuant to Rule 424(b)(2)
Registration No. 333-258266

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 8, 2024

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 29, 2021)

Southern California Edison Company

$                     % First and Refunding Mortgage Bonds,

Series 2024A, Due 2027

$                     % First and Refunding Mortgage Bonds,

Series 2024B, Due 2034

We are offering $            principal amount of our    % First and Refunding Mortgage Bonds, Series 2024A, due 2027 (the “2024A Bonds”) and $            principal amount of our    % First and Refunding Mortgage Bonds, Series 2024B, due 2034 (the “2024B Bonds”). We refer to the Series 2024A Bonds and the Series 2024B Bonds together in this prospectus supplement as the “bonds.”

We will pay interest on the bonds semi-annually on                  and                  of each year, beginning on             , 2024. The Series 2024A Bonds will bear interest at the rate of    % per year and will mature on             , 2027. The Series 2024B Bonds will bear interest at the rate of    % per year and will mature on             , 2034.

We may at our option redeem some or all of the Series 2024A Bonds and/or the Series 2024B Bonds at any time. The redemption prices are discussed under the caption “Certain Terms of the Bonds—Optional Redemption.”

The bonds will be senior secured obligations of our company and will rank equally with all of our other senior secured indebtedness from time to time outstanding.

Investing in the bonds involves risks. See “Risk Factors” beginning on page S-9 and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Series 2024A Bond	Total	Per Series 2024B Bond	Total
Public offering price	%	$	%	$
Underwriting discount	%	$	%	$
Proceeds to us before expenses	%	$	%	$

Interest on the bonds will accrue from January    , 2024.

The bonds are expected to be delivered in global form through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank SA/NV, on or about January     , 2024.

Joint Book-Running Managers

MUFG	SMBC Nikko	Truist Securities

BNP PARIBAS	BNY Mellon Capital Markets, LLC	PNC Capital Markets LLC

January    , 2024

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus that we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with any other information, and neither we nor the underwriters take any responsibility for any other information that others may provide you. Neither we nor the underwriters are making an offer to sell the bonds in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the bonds we are offering and certain other matters about us and our financial condition. The second part, the base prospectus, provides general information about the first mortgage bonds and other securities that we may offer from time to time, some of which may not apply to the bonds we are offering hereby. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of the bonds varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

References in this prospectus to “Southern California Edison,” “we,” “us,” and “our” mean Southern California Edison Company, a California corporation. In this prospectus, we refer to our Series 2024A Bonds and Series 2024B Bonds, which are offered hereby, as the “bonds.” We refer to all of our outstanding First and Refunding Mortgage Bonds as our “first mortgage bonds.”

Prohibition of Sales to EEA Retail Investors

The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, (i) a retail investor means a person who is one (or more) of: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (B) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the bonds in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, (i) a retail investor means a person who is one (or more) of: (A) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the or bonds making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the bonds in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.

This communication is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The bonds are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents they incorporate by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current expectations and projections about future events based on our knowledge of present facts and circumstances and assumptions about future events and include any statement that does not directly relate to a historical or current fact. In this prospectus and elsewhere, the words “expects,” “believes,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “probable,” “may,” “will,” “could,” “would,” “should,” “targets,” and variations of such words and similar expressions, or discussions of strategy or of plans, are intended to identify forward-looking statements. Such statements necessarily involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Some of the risks, uncertainties and other important factors that could cause results to differ from those currently expected, or that otherwise could impact us, include, but are not limited to:

•

our ability to recover costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased costs due to supply chain constraints, inflation and rising interest rates;

•	our ability to implement our Wildfire Mitigation Plan and capital program;

•

risks of regulatory or legislative restrictions that would limit our ability to implement operational measures to mitigate wildfire risk, including our Public Safety Power Shutoff Program (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit our operational practices relative to wildfire risk mitigation;

•	risks associated with us implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm;

•	our ability to maintain a valid safety certification, which is required to benefit from certain provisions of California Assembly Bill 1054 (“AB 1054”);

•

extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages, and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs;

•

risk that AB 1054 does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund, and the California Public Utilities Commission’s (“CPUC”) interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054;

•	our ability to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;

•

decisions and other actions by the CPUC, the Office of Energy Infrastructure Safety, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, issuance of our wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;

•	cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation;

•	our ability to borrow funds and access the bank and capital markets on reasonable terms;

•

risks associated with the decommissioning of the San Onofre Nuclear Generating Station, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, contractor performance, and cost overruns;

•

our ability to obtain sufficient insurance at a reasonable cost or to maintain its customer funded self-insurance program, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses (including amounts paid for self-insured retention and co-insurance) from customers or other parties;

•

pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, our business, operations, cash flows, liquidity and/or financial results and cause us to incur unanticipated costs;

•	physical security of our critical assets and personnel and the cybersecurity of our critical information technology systems for grid control, and business, employee and customer data;

•

risks associated with cost allocation, resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators, which are cities, counties, and certain other public agencies with the authority to generate and/ or purchase electricity for their local residents and businesses, and electric service providers;

•

risks inherent in our capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, availability of labor, equipment and materials, weather, changes in the California Independent System Operator (“CAISO”) transmission plans, and governmental approvals;

•

risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts;

•	actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative watch or negative outlook;

•

changes in tax laws and regulations, at both the state and federal levels, or changes in the application of those laws, that could affect recorded deferred tax assets and liabilities, effective tax rates, and cash flow;

•	changes in future taxable income, or changes in tax law, that would limit our realization of expected net operating loss and tax credit carryover benefits prior to expiration;

•	changes in the fair value of investments and other assets;

•	changes in interest rates and potential adjustments to SCE’s ROE based on changes in Moody’s utility bond rate index;

•	changes in rates of inflation (including whether inflation-related adjustments to our authorized revenues allowed by the public utility regulators are commensurate with inflation rates);

•

governmental, statutory, regulatory or administrative changes or initiatives affecting the electricity industry, including the market structure rules applicable to each market adopted by the North American Electric Reliability Corporation, CAISO, Western Electricity Coordinating Council, and similar regulatory bodies in adjoining regions, and changes in the United States’ and California’s environmental priorities that lessen the importance placed on greenhouse gas reduction and other climate-related priorities;

•

availability and creditworthiness of counterparties and the resulting effects on liquidity in the power and fuel markets and/or the ability of counterparties to pay amounts owed in excess of collateral provided in support of their obligations;

•

potential for penalties or disallowance for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to wildfires where our equipment is alleged to be associated with ignition; and

•

cost of fuel for generating facilities and related transportation, which could be impacted by, among other things, disruption of natural gas storage facilities, to the extent not recovered through regulated rate cost escalation provisions or balancing accounts.

Additional information about risks and uncertainties that could cause results to differ from those currently expected or that otherwise could impact us, including more detail about the factors described above, is included in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, and our other filings with the SEC filed subsequent to that date. Forward-looking statements speak only as of the date they are made and we are not obligated to publicly update or revise forward-looking statements.

SUMMARY

The following summary is qualified in its entirety by and should be read together with the more detailed information and audited financial statements, including the related bonds, contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus.

Southern California Edison Company

Southern California Edison is an investor-owned public utility primarily engaged in the business of supplying and delivering electricity to an approximately 50,000 square mile area of southern California, excluding the City of Los Angeles and certain other cities. We own and operate transmission, distribution and generation facilities for the purpose of serving our customers’ electricity needs. In addition to power provided from our own generating resources, we procure power from a variety of sources including other utilities and merchant and other non-utility generators. Based in Rosemead, California, Southern California Edison was incorporated in California in 1909.

Southern California Edison is a subsidiary of Edison International. The mailing address and telephone number of our principal executive offices are P.O. Box 800, Rosemead, CA 91770 and (626) 302-1212.

The Offering

Issuer	Southern California Edison Company, a California corporation

Bonds Offered	$ % First and Refunding Mortgage Bonds, Series 2024A, due 2027

$ % First and Refunding Mortgage Bonds, Series 2024B, due 2034

Use of Proceeds	We intend to use the net proceeds from the offering of the bonds to fund the payment of wildfire claims and related expenses above the amount of expected insurance proceeds, repay commercial paper borrowings and for general corporate purposes. See “Use of Proceeds.”

Interest Payment Dates	and of each year, beginning on , 2024

Maturity	Series 2024A Bonds: , 2027

Series 2024B Bonds: , 2034

Interest	% per annum for the Series 2024A Bonds

% per annum for the Series 2024B Bonds

Interest on the bonds will accrue from January , 2024 and will be payable semi-annually on each applicable interest payment date, beginning on , 2024.

Further Issues	We may, without the consent of the holders of the bonds, issue additional first mortgage bonds in the future, including additional bonds. The bonds offered by this prospectus supplement and any additional first mortgage bonds would rank equally and ratably under the first mortgage bond indenture. No additional first mortgage bonds may be issued if any event of default has occurred with respect to the bonds. Additional first mortgage bonds may not be issued unless net earnings for twelve months shall have been at least two and one-half times our total annual first mortgage bond interest charge and other conditions are met. As of September 30, 2023, we could issue approximately $16.9 billion of additional first mortgage bonds. See “Certain Terms of the Bonds—Further Issues” below in this prospectus supplement and “Description of the First Mortgage Bonds—Issue of Additional Bonds” in the base prospectus.

Optional Redemption	At any time prior to , 20 in the case of the Series 2024A Bonds, or at any time prior to , 20 in the case of the Series 2024B Bonds, we may at our option redeem the Series 2024A Bonds and/or the Series 2024 Bonds, as applicable, in whole or in part, at the “make whole” redemption price described under “Certain Terms of the Bonds—Optional Redemption.”

At any time on or after , 20 in the case of the Series 2024A Bonds, or at any time prior to , 20 in the case of the Series 2024B Bonds, we may at our option redeem the Series 2024A Bonds and/or the Series 2024B Bonds, as applicable, in whole or in part, at the redemption price equal to 100% of the principal amount of the Series 2024A and/or the Series 2024B Bonds, as applicable, to be redeemed plus accrued and unpaid interest thereon, if any, to but excluding the date of redemption as described under “Certain Terms of the Bonds—Optional Redemption.”

Security

The bonds will be secured equally and ratably by a lien on substantially all of our property and franchises with all other first mortgage bonds outstanding now or issued in the future under our first mortgage bond indenture. The liens will constitute first priority liens, subject to permitted exceptions.

Ranking	The bonds will be our senior secured obligations ranking pari passu in right of payment with all of our other senior secured indebtedness from time to time outstanding, and prior to all other senior indebtedness from time to time outstanding to the extent of the value of the collateral available to the holders of the bonds, which collateral is shared by such holders on a ratable basis with the holders of our other first mortgage bonds outstanding from time to time. As of September 30, 2023, we had $26.1 billion of our first mortgage bonds outstanding (including $751.9 million of first mortgage bonds issued to secure pollution control bonds).

Special Trust Fund	We are required to deposit in a special trust fund with the indenture trustee, on each May 1 and November 1, cash equal to 1 1/2% (subject to redetermination from time to time) of the aggregate principal amount of first mortgage bonds then outstanding. Under the first mortgage bond indenture, we are able to withdraw cash from the special trust fund as long as we have sufficient additional property. There are currently no funds on deposit in the special trust fund.

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the bonds, see “Description of the First Mortgage Bonds—Defaults and Other Provisions” in the base prospectus.

Trading	The bonds will not be listed on any securities exchange or included in any quotation system.

Trustee, Transfer Agent and Book Entry Depositary	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

Investing in the bonds involves risk. You should be aware of and carefully consider the following risk factors and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2022. You should also read and consider all of the other information provided or incorporated by reference in this prospectus supplement and the related base prospectus before deciding whether or not to purchase any of the bonds. See “Forward-Looking Statements” in this prospectus supplement and “Where You Can Find More Information” in the base prospectus.

Risks Relating to the Bonds

You may be unable to sell your bonds if a trading market for the bonds does not develop.

The bonds will be new securities for which there is currently no established trading market, and none may develop. We do not intend to apply for listing of the bonds on any securities exchange or for quotation on any automated dealer quotation system. The liquidity of any market for the bonds will depend on the number of holders of the bonds, the interest of securities dealers in making a market in the bonds, and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the bonds. If an active trading market does not develop, the market price and liquidity of the bonds may be adversely affected. If the bonds are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects, and certain other factors.

You might not be able to fully realize the value of the liens securing the bonds.

The security for the benefit of the holders of the bonds can be released without their consent.

Any part of the property that is subject to the lien of the first mortgage bond indenture for the benefit of the bonds may be released at any time with the consent of holders of 80% in amount of all first mortgage bonds issued and outstanding under the first mortgage bond indenture (excluding any bonds owned or controlled by us). A class vote or consent of the holders of the bonds would not be required.

You may have only limited ability to control remedies with respect to the collateral.

Upon the occurrence of an event of default under the first mortgage bond indenture, the trustees have the right to exercise remedies against the collateral securing the bonds. The trustees shall take any action if requested to do so by the holders of a majority in interest of the first mortgage bonds then outstanding under the first mortgage bond indenture and if indemnified to the trustees’ reasonable satisfaction. Thus, you may not be able to exercise any control over the trustees’ exercise of remedies unless you can obtain the consent of holders of a majority of the total amount of first mortgage bonds outstanding.

The collateral might not be valuable enough to satisfy all the obligations secured by the collateral.

Our obligations under the bonds are secured by the pledge of substantially all of our property and franchises. This pledge is also for the benefit of all holders of other series of our first mortgage bonds. The value of the pledged assets in the event of a liquidation will depend upon market and economic conditions, the availability of buyers, and similar factors. No independent appraisals of any of the pledged property have been prepared by us or on our behalf in connection with this offering. Although our first mortgage bond indenture only allows us to issue first mortgage bonds with an aggregate principal amount at any time outstanding in an amount no greater than 66 2/3% of the aggregate value of our bondable assets, because no appraisals have been performed in connection with this offering, we cannot assure you that the proceeds of any sale of the pledged assets following an acceleration of maturity of the bonds would be sufficient to satisfy amounts due on the bonds and the other debt secured by the pledged assets.

To the extent the proceeds of any sale of the pledged assets were not sufficient to repay all amounts due on your bonds, you would have only an unsecured claim against our remaining assets. By their nature, some or all of the pledged assets might be illiquid and might have no readily ascertainable market value. Likewise, we cannot assure you that the pledged assets would be saleable or that there would not be substantial delays in their liquidation.

In addition, the first mortgage bond indenture permits us to issue additional secured debt, including debt secured equally and ratably by the same assets pledged to secure your bonds. This could reduce amounts payable to you from the proceeds of any sale of the collateral.

Bankruptcy laws could limit your ability to realize value from the collateral.

The right of the indenture trustees to repossess and dispose of the pledged assets upon the occurrence of an event of default under the first mortgage bond indenture is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the indenture trustees repossessed and disposed of the pledged assets. Under Title 11 of the United States Code (the “Bankruptcy Code”), a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral, including capital stock, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict (1) how long payments under the bonds could be delayed following commencement of a bankruptcy case, (2) whether or when the indenture trustee could repossess or dispose of the pledged assets or (3) whether or to what extent holders of the bonds would be compensated for any delay in payment or loss of value of the pledged assets through the requirement of “adequate protection.”

The ability of the indenture trustees to effectively liquidate the collateral and the value received could be impaired or impeded by the need to obtain regulatory consents.

While we have all necessary consents to grant the security interests created by the first mortgage bond indenture, any foreclosure thereon could require additional approvals that have not been obtained from California or federal regulators. We cannot assure you that these approvals could be obtained by the indenture trustees on a timely basis or at all.

USE OF PROCEEDS

We intend to use the net proceeds from the offering of the bonds to fund the payment of wildfire claims and related expenses above the amount of expected insurance proceeds, repay commercial paper borrowings and for general corporate purposes. The current weighted average interest rate of our commercial paper borrowings is approximately 5.80%.

CERTAIN TERMS OF THE BONDS

The following description of the particular terms of the bonds supplements the description of the general terms and provisions of the first mortgage bonds set forth in the accompanying prospectus.

General

The bonds will be issued as additional series of our secured debt securities issued under a Trust Indenture, dated as of October 1, 1923, between us and The Bank of New York Mellon Trust Company, N.A. and Reginald Brewer, as trustees, as amended and supplemented by supplemental indentures, the One Hundred Fifty-Sixth Supplemental Indenture, to be dated as of January    , 2024 (which we refer to collectively as the “first mortgage bond indenture”). The following summary of the first mortgage bond indenture is subject to all of the provisions of the first mortgage bond indenture.

Payments of principal and interest on the bonds issued in book-entry form will be made as described under the caption “Book-Entry, Delivery, and Form” below.

The bonds will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000.

Interest and Maturity

The bonds are initially limited to $             in principal amount for the Series 2024A Bonds and $             in principal amount for the Series 2024B Bonds. The bonds will bear interest from January     , 2024 at     % per annum for the Series 2024A Bonds and at     % per annum for the Series 2024B Bonds, payable in both cases semi-annually on              and              of each year, beginning on             , 2024. The Series 2024A Bonds will mature on             , 2027 and the Series 2024B Bonds will mature on             , 2034.

General

The amount of interest payable on the bonds for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months, provided that the amount of interest payable for any period shorter or longer than a full interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period using 30-day months.

If the date of maturity or any interest payment date of the bonds falls on a day that is not a business day, the related payment of principal and/or interest will be made on the next business day as if it were made on the date that the payment was due, and no interest will accrue with respect to such postponement.

Record Dates

The record date for interest payable on the bonds on any interest payment date will be the close of business on the business day immediately preceding the interest payment date so long as the bonds remain in book-entry only form, or on the 15th calendar day before each interest payment date if bonds do not remain in book-entry only form. See “—Book-Entry, Delivery, and Form” below.

Further Issues

No additional first mortgage bonds may be issued if any event of default has occurred with respect to such series of first mortgage bonds. We may from time to time, without notice to or the consent of the holders of the bonds, issue additional first mortgage bonds in the future. Further, we may from time to time, without notice to or the consent of the holders of the relevant series of bonds, create and issue further bonds equal in rank and having the same maturity, payment terms, redemption features, CUSIP numbers and other economic terms as the relevant series of bonds offered by this prospectus supplement, except for public offering price, payment of interest accruing prior to the issue date of the further bonds, and under some circumstances, the first payment of interest following the issue date of the further bonds. These further bonds may be consolidated and form a single series with the bonds offered by this prospectus supplement. For U.S. federal income tax purposes, such additional first mortgage bonds will be issued pursuant to a “qualified reopening” of the original series of bonds, will otherwise be treated as part of the same “issue” of debt instruments as the original series of bonds or will be issued with less than a de minimis amount of original issue discount.

As of September 30, 2023, we had $26.1 billion of first mortgage bonds outstanding (including $751.9 million of first mortgage bonds issued to secure pollution control bonds). As of September 30, 2023, we had the capacity to issue approximately $16.9 billion of additional first mortgage bonds on the basis of first mortgage bonds previously acquired, redeemed, or otherwise retired and the net amount of additional property acquired by us and not previously used for the issuance of first mortgage bonds or other purposes under the first mortgage bond indenture. The first mortgage bond indenture’s net earnings coverage test provides that additional first mortgage bonds may not be issued unless our net earnings (as defined in the first mortgage bond indenture) for a period of twelve months ending no more than 60 days prior to the delivery of the bonds shall have been at least two and one-half (2.5x) times our total annual first mortgage bond interest charge. Under the net earnings test, the amount of additional first mortgage bonds we currently could issue is approximately $17.7 billion (based on net earnings as of September 30, 2023, and not taking into account the issuance of the bonds). See “Description of the First Mortgage Bonds—Issue of Additional Bonds” in the base prospectus.

Optional Redemption

Prior to             , 20    for the Series 2024A Bonds and             , 20    for the Series 2024B Bonds (each a “Par Call Date”), we may redeem the Series 2024A Bonds and/or the Series 2024B Bonds at our option, in whole or in part, at any time and from time to time, at a “make-whole” redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus      basis points in the case of the Series 2024A Bonds and plus         basis points in the case of the Series 2024B Bonds less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to but excluding the redemption date.

On or after the Par Call Date, we may redeem the Series 2024A Bonds and/or the Series 2024B Bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds being redeemed plus accrued and unpaid interest thereon to but excluding the redemption date.

“Treasury Rate” means, with respect to any redemption date for the bonds, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading)(“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding such maturity or Par Call Date and one with a maturity date following such maturity or Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

To exercise our option to redeem the bonds, we will give you a notice in writing (including by facsimile transmission or electronic mail) of redemption at least 30 days but not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the bonds, The Bank of New York Mellon Trust Company, N.A., as trustee, will select the particular Series 2024A and/or Series 2024Bonds, as applicable, to be redeemed by lot, provided, however, that as long as the bonds are held with a depositary, any such election shall be in accordance with any such depositary’s applicable procedures. No bonds of a principal amount of $1,000 or less will be redeemed in part.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the bonds or portions thereof called for redemption. Any notice of redemption, at our option, may state that the redemption will be conditional upon receipt by the paying agent, on or prior to the date fixed for the redemption, of money sufficient to pay the principal, premium, if any, and interest, if any, on the bonds and that if the money has not been so received, the notice will be of no force and effect and we will not be required to redeem the bonds.

Book-Entry, Delivery, and Form

The bonds will be represented by one or more permanent global bonds in definitive, fully registered form without interest coupons. Upon issuance, the bonds will be deposited with The Bank of New York Mellon Trust Company, N.A., as trustee, as custodian for The Depository Trust Company in New York, New York (which we refer to as “DTC”), and registered in the name of DTC or its nominee.

Ownership of beneficial interests in a global bond will be limited to persons who have accounts with DTC, which we refer to as “participants,” or persons who hold interests through participants. Ownership of beneficial interests in a global bond will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

You may elect to hold interests in a global bond either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank, SA/NV, or its successor, as operator of the Euroclear System (“Euroclear”), if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

So long as DTC, or its nominee, is the registered owner or holder of any of the bonds, DTC or that nominee, as the case may be, will be considered the sole owner or holder of such bonds represented by the global bond for all purposes under the first mortgage bond indenture and the bonds. No beneficial owner of an interest in a global bond will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the first mortgage bond indenture.

Payments of the principal of, and interest on, a global bond will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the trustees, any paying agent, or we will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global bond, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global bond as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global bond held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

We expect that transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and procedures and will be settled in same-day funds. Secondary market trading between Clearstream participants and/or Euroclear system participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear system, as applicable.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and procedures and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of bonds only at the direction of one or more participants to whose account the DTC interests in a global bond is credited and only in respect of such portion of the aggregate principal amount of bonds as to which such participant or participants has or have given such direction. However, if there is an event of default under the bonds, DTC will exchange the applicable global bond for certificated bonds, which it will distribute to its participants.

A global bond is exchangeable for definitive bonds in registered certificate form if:

•

DTC (i) notifies us that it is unwilling or unable to continue as depositary for the global bonds, and we fail to appoint a successor depositary, or (ii) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	at our option, we notify the trustees in writing that we have elected to cause the issuance of the certificated securities; or

•	there has occurred and is continuing a default or event of default with respect to the bonds.

In addition, beneficial interests in a global bond may be exchanged for certificated securities upon prior written notice given to the trustees by or on behalf of DTC in accordance with the first mortgage bond indenture.

In all cases, certificated securities delivered in exchange for any global bond or beneficial interests in global bonds will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). Certificated securities may be presented for registration, transfer and exchange at The Bank of New York Mellon Trust Company, N.A., Chicago, Illinois, or the office or agency designated for such purpose.

DTC has advised us that: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly, whom we refer to as indirect participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global bond among participants of DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the trustees, the paying agent, or we will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Same Day Settlement and Payment

We will make payments in respect of the bonds represented by the global bonds (including principal, interest and premium, if any) by wire transfer of immediately available funds to the accounts specified by the global bondholder. We will make all payments of principal, interest and premium with respect to certificated securities by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no account is specified, by mailing a check to that holder’s registered address. The bonds represented by the global bonds are expected to trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in the bonds will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

Global Clearance and Settlement Procedures

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear system participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear system participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of bonds received in Clearstream or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such bonds settled during such processing will be reported to the relevant Euroclear system participant or Clearstream participant on such business day. Cash received in Clearstream or the Euroclear system as a result of sales of the bonds by or through a Clearstream participant or a Euroclear system participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear system cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

UNDERWRITING

MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc. and Truist Securities, Inc. (collectively, the “Representatives”) are acting as representatives of the underwriters named below and, together with BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC and PNC Capital Markets LLC, as joint book-running managers of the offering.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally, and not jointly, agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of bonds set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Series 2024A Bonds to be Purchased	Principal Amount of Series 2024B Bonds to be Purchased
MUFG Securities Americas Inc.	$	$
SMBC Nikko Securities America, Inc.	$	$
Truist Securities, Inc.	$	$
BNP Paribas Securities Corp.	$	$
BNY Mellon Capital Markets, LLC	$	$
PNC Capital Markets LLC	$	$

Total	$	$

The underwriting agreement provides that the obligations of the underwriters to purchase the bonds included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are severally obligated to purchase all the bonds if they purchase any of the bonds.

The underwriters propose to offer the bonds directly to the public at the applicable public offering price set forth on the cover page of this prospectus supplement and may offer the bonds to dealers at the applicable public offering price less a concession not to exceed         % of the principal amount of the Series 2024A Bonds and not to exceed         % of the principal amount of the Series 2024B Bonds. The underwriters may allow, and dealers may reallow, a concession not to exceed         % of the principal amount of the Series 2024A Bonds and not to exceed         % of the principal amount of the Series 2024B Bonds on sales to other dealers. After the initial offering of the bonds to the public, the Representatives may change the public offering prices.

The following table summarizes the underwriting discounts to be paid by us to the underwriters in connection with this offering:

Paid by us
Per Series 2024A Bond		%
Per Series 2024B Bond		%

Total Underwriting Discount	$

In connection with the offering, the Representatives, on behalf of the underwriters, may purchase and sell bonds in the open market. These transactions may include over-allotment, syndicate covering transactions, and stabilizing transactions. Over-allotment involves syndicate sales of bonds in excess of the principal amount of bonds to be purchased by the underwriter in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of bonds made for the purpose of preventing or retarding a decline in the market price of the bonds while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Representatives, in covering syndicate short positions or making stabilizing purchases, repurchase bonds originally sold by or for the account of that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the bonds. They may also cause the price of the bonds to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering, excluding the underwriting discounts, will be $             and will be payable by us.

We expect delivery of the bonds will be made against payment therefor on or about January        , 2024, which is the third business day after the date of this prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the bonds on the date of this prospectus supplement will be required, by virtue of the fact that the bonds initially will not settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Certain of the underwriters and their affiliates have performed investment banking, commercial banking and advisory services for us and our affiliates from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business. The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, corporate trust and brokerage activities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and instruments or those of our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

No action has been or will be taken by us that would permit a public offering of the bonds, or possession or distribution of this prospectus supplement or the accompanying base prospectus or any other offering or publicity material relating to the bonds, in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the bonds may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying base prospectus and any other offering or publicity material relating to the bonds may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

Canada

The bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement together with the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). For the purpose of this provision, the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of bonds in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of

Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA. For the purpose of this provision, the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to any retail investor in the UK has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This communication is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The bonds are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The bonds have not been and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the bonds have been or will be issued or have been or will be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering of the bonds. If you are in doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.

Japan

The bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”). Accordingly, each underwriter has represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any bonds in Japan or to, or for the benefit of, any resident of Japan (meaning any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for benefit of, any resident of Japan, except in each case (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore (as modified and/or amended from time to time, including by such of its subsidiary legislation as may be applicable at the relevant time) (the “SFA”). Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the bonds have not been and will not be, whether directly or indirectly, circulated or distributed, nor have the bonds been or will the bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

SFA Product Classification—In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), unless otherwise specified before an offer of bonds, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the bonds are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the bonds. The bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The bonds have not been and will not be registered, filed with or approved by the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority or agency of Taiwan, pursuant to relevant securities laws and regulations of Taiwan. The bonds have not been and will not be issued, offered or sold, directly or indirectly, in Taiwan to investors other than “professional investors” as defined under Article 4 of the Financial Consumer Protection Act of Taiwan, unless otherwise permitted by the laws and regulations of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the bonds in Taiwan, unless otherwise permitted by laws and regulations of Taiwan.

People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

The bonds are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China (the “PRC”) (for the sole purpose herein, not including Hong Kong, Macau Special Administrative Regions and Taiwan).

This prospectus supplement and the accompanying base prospectus (i) have not been filed with or approved by, verified by or registered with any relevant PRC authorities, thus (ii) may not be circulated in the PRC or used in connection with any offer for the subscription or sale of the bonds in the PRC, and (iii) do not constitute an offer to sell or subscribe, or the solicitation of an offer to buy, directly or indirectly, any bonds in the PRC to, or for the benefit of, any legal or natural persons in the PRC.

The bonds may only be invested in by PRC investors that are authorized to engage in the investment in the bonds of the type being offered or sold. Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the People’s Bank of China, the China Securities Regulatory Commission, the State Administration of Foreign Exchange, the China Banking and Insurance Regulatory Commission, and/or other relevant regulatory bodies, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Republic of Korea

The bonds have not been and will not be registered with the Financial Services Commission of the Republic of Korea (“Korea”) for public offering in Korea under the Financial Investment Services and Capital Markets Act of Korea and its subordinate decrees and regulations (collectively, the “FSCMA”). None of the bonds may be offered, sold or delivered, directly or indirectly, or offered or sold to any person for re-offering or resale or re-delivery, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transaction Law of Korea and the subordinate decrees and regulations thereunder (collectively, the “FETL”)) except as otherwise permitted under the applicable laws and regulations of Korea, including the FSCMA and the FETL. Without prejudice to the foregoing, the number of the bonds offered in Korea or to a resident in Korea shall be less than fifty, and for a period of one year from the Issue Date of the bonds, none of the bonds may be divided resulting in an increased number of the bonds. Furthermore, the bonds may not be resold to Korean residents unless the purchaser of the bonds complies with all applicable regulatory requirements (including but not limited to government reporting requirements under the FETL) in connection with the purchase of the bonds.

United Arab Emirates

The bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (the “UAE”), including the Dubai International Financial Centre (the “DIFC”) or the Abu Dhabi Global Market (the “ADGM”) other than in compliance with the laws of the UAE, the DIFC and the ADGM governing the issue, offering and sale of securities.

Further, this prospectus supplement and the accompanying prospectus do not constitute an offer, sale or delivery of securities in the UAE (including the DIFC or the ADGM) and are not intended to be a public offer.

Each underwriter represents and agrees, and each person to whom this prospectus supplement and the accompanying prospectus (and any accompanying documents) have been issued understands, acknowledges and agrees that the prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the UAE, the UAE Securities and Commodities Authority, the Financial Services Regulatory Authority of the ADGM or the Dubai Financial Services Authority of the DIFC or any other licensing authorities of any of the free zones established and operating in the UAE.

LEGAL MATTERS

Michael A. Henry, our Assistant General Counsel, will pass upon the legality of the bonds for us. Certain legal matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

PROSPECTUS

SOUTHERN CALIFORNIA EDISON COMPANY

First and Refunding Mortgage Bonds, Debt Securities, $100 Cumulative Preferred Stock, Cumulative Preferred Stock and Preference Stock

The securities listed above may be offered and sold from time to time in one or more offerings. This prospectus provides you with a general description of the securities that may be offered.

Each time securities are sold, a supplement to this prospectus that contains specific information about the offering and the terms of the securities will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement for the specific offering before you invest in any of the securities.

The securities may be sold to or through underwriters, dealers or agents or directly to other purchasers, on a continuous or delayed basis. A prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, the principal amounts of securities to be purchased by them, and the compensation they will receive.

Southern California Edison Company may offer and sell first and refunding mortgage bonds, debt securities, $100 cumulative preferred stock, cumulative preferred stock and preference stock.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus and the risk factors included in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus and in any accompanying supplement that we prepare or authorize.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July 29, 2021

ABOUT THIS PROSPECTUS

This prospectus is provided by Southern California Edison Company which is sometimes referred to in this prospectus as “Southern California Edison” or by the terms “we,” “us” and “our.” We refer to the $100 cumulative preferred stock and cumulative preferred stock together as “preferred stock” and the preferred stock and preference stock together as “preferred equity.” We refer to our first mortgage bonds, debt securities, and preferred equity together as the “securities.”

This prospectus is part of a “shelf” registration statement filed with the United States Securities and Exchange Commission. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, delete, update or change information contained in this prospectus. You should rely on the information in the applicable prospectus supplement if this prospectus and the prospectus supplement are inconsistent. Before purchasing any securities, you should carefully read both this prospectus and any applicable supplement, together with the additional information described under the heading “Where You Can Find More Information.”

We are responsible only for the information contained and incorporated by reference in this prospectus, any prospectus supplement, and in any related free-writing prospectus we prepare or authorize. We have not authorized any other person to provide you with any other information, and we do not take any responsibility for any other information that others may provide you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, any prospectus supplement, and any related free-writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the additional information described under the heading “Where You Can Find More Information” may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995; Section 27A of the Securities Act of 1933, as amended (the “Securities Act”); and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “probable,” “may,” “will,” “could,” “would,” “should,” and variations of such words and similar expressions, or discussions of strategy or of plans, are intended to identify forward-looking statements. Such statements necessarily involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. Some of the risks, uncertainties and other important factors that could cause results to differ, or that otherwise could impact us are described under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference into this prospectus.

We urge you to read this entire prospectus, including any prospectus supplement and the information incorporated by reference, and carefully consider the risks, uncertainties and other factors that affect our business. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements are made based on information currently available to us and speak only as of the date they are made and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.. You should review future reports we file with the Securities and Exchange Commission.

SOUTHERN CALIFORNIA EDISON COMPANY

Southern California Edison is an investor-owned public utility, primarily engaged in the business of supplying and delivering electricity to an approximately 50,000 square mile area of southern California, excluding the City of Los Angeles and certain other cities. We own and operate transmission, distribution and generation facilities for the purpose of serving our customers’ electricity needs. In addition to power provided from our own generating resources, we procure power from a variety of sources including other utilities and merchant and other non-utility generators. Based in Rosemead, California, Southern California Edison was incorporated in California in 1909, and had assets of more than $71.0 billion at June 30, 2021.

Southern California Edison is a subsidiary of Edison International, a holding company with subsidiaries involved in both electric utility and non-electric utility businesses. The mailing address and telephone number of our principal executive offices are 2244 Walnut Grove Avenue, P.O. Box 800, Rosemead, CA 91770 and (626) 302-1212.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the Securities and Exchange Commission subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

USE OF PROCEEDS

Except as otherwise described in a prospectus supplement, we intend for the net proceeds of the offered securities to be used to redeem, repay or retire outstanding debt or other securities, to finance construction expenditures, for other general corporate purposes, or to reduce short-term debt incurred to finance such activities.

DESCRIPTION OF THE SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus in one or more distinct offerings. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. For more information about the securities, please refer to:

•

the indenture between Southern California Edison and The Bank of New York Mellon Trust Company, N.A., and D. G. Donovan, as successor trustees, dated as of October 21, 1923, as amended and supplemented, for the issuance of first and refunding mortgage bonds, which we refer to as the “first mortgage bond indenture” in this prospectus;

•

the indenture between Southern California Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee, dated as of January 15, 1993, for the issuance of senior debt securities, which we refer to as the “senior indenture” in this prospectus;

•

the form of indenture between Southern California Edison and Bank of New York Mellon Trust Company, N.A., as trustee, for the issuance of subordinated debt securities, which we refer to as the “subordinated indenture” in this prospectus; and

•	Southern California Edison’s restated articles of incorporation, which are referred to in this prospectus as the “articles of incorporation.”

We have filed or incorporated by reference forms or copies of these documents as exhibits to the registration statement. In this prospectus we sometimes refer to the senior indenture and subordinated indenture together as the “unsecured indentures” and each separately as an “unsecured indenture.” We refer to each trustee for each indenture as the “indenture trustee.” The first mortgage bond indenture and the unsecured indentures are governed by the Trust Indenture Act of 1939 and may be supplemented or amended from time to time. The senior indenture and the subordinated indenture are substantially similar, but differ in some important respects. The material differences between the senior indenture and the subordinated indenture are set forth in the description below under “Description of the Debt Securities.”

DESCRIPTION OF THE FIRST MORTGAGE BONDS

The following description discusses the general terms and provisions of the first and refunding mortgage bonds that we may offer by this prospectus in one or more distinct offerings. In this prospectus, we refer to the first and refunding mortgage bonds as “first mortgage bonds” or “bonds.” The first mortgage bonds will be an additional series of our secured debt securities created by resolution of our board of directors or the executive committee of the board, or by an action of one or more of our authorized officers, and will be issued under the first mortgage bond indenture, as amended and supplemented by supplemental indentures.

The first mortgage bond indenture gives us broad authority to set the particular terms of each series of first mortgage bonds, including the right to modify certain of the terms contained in the first mortgage bond indenture. The particular terms of a series of bonds and the extent, if any, to which the particular terms of the issue modify the terms of the first mortgage bond indenture will be described in the prospectus supplement relating to the bonds.

The first mortgage bond indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the first mortgage bonds or the first mortgage bond indenture. This summary is subject to and qualified by all the provisions of the first mortgage bond indenture, including definitions of terms used in the first mortgage bond indenture. Therefore, you should read carefully the detailed provisions of the first mortgage bond indenture, which we have incorporated by reference as an exhibit to the registration statement that includes this prospectus. This summary also is subject to and qualified by the description in the applicable prospectus supplement of the particular terms of the first mortgage bonds and any applicable supplemental indenture.

General

Before issuing each series of first mortgage bonds, we will specify the terms of that series through a board or executive committee resolution or officer action and a supplemental indenture. The applicable prospectus supplement will contain a description of the following terms, among others, of each series of first mortgage bonds:

•	the title of the bonds;

•	any limit on the aggregate principal amount of the bonds of that series;

•	the price at which the bonds will be issued;

•	the date or dates on which principal will be payable or how to determine the dates;

•

the rate or rates or method of determining interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates;” and any record dates for the interest payable on the interest payment dates;

•	the place or places where payments on the bonds will be made;

•

any obligation or option on our part to redeem, purchase or repay bonds; any option of the holder to require us to redeem or repurchase bonds; and the terms and conditions upon which the bonds will be redeemed, purchased or repaid;

•	the denominations in which the bonds will be issued;

•	whether the bonds are to be issued in whole or in part in the form of one or more global bonds and, if so, the identity of the depositary for the global bonds;

•	whether the bonds are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

•	if other than United States dollars, the currency or currencies in which the bonds will be denominated and principal and interest will be payable;

•	any index used to determine the amount of payments of principal of and any premium and interest on the bonds;

•	any deletions, modifications or additions to the covenants or events of default provided for the bonds;

•	whether the bonds are subject to discharge and defeasance at our option; and

•	any other terms of the bonds.

Security

The first mortgage bonds when issued, will, as to the security afforded by the first mortgage bond indenture, be secured equally and ratably with all other first mortgage bonds by a legally valid first lien or charge on substantially all of the property and franchises now owned by us (with exceptions and exclusions noted below). Such lien and our title to our properties are subject to the terms of franchises, licenses, easements, leases, permits, contracts and other instruments under which properties are held or operated, statutes and governmental regulations, liens for taxes and assessments, and liens of the indenture trustees. In addition, such liens and our title to our properties are subject to other liens, prior rights and other encumbrances, none of which, with minor or insubstantial exceptions affects from a legal standpoint the security for the first mortgage bonds or our rights to use such properties in our business.

The first mortgage bond indenture provides that property hereafter acquired (other than excepted kinds noted below) will become subject to the lien of the first mortgage bond indenture. Such property may be subject to prior liens and other encumbrances.

Properties excepted from the lien of the first mortgage bond indenture include cash, accounts receivable, deposits, bills and notes, contracts, securities not specifically required to be pledged, office equipment, vehicles, and all materials, supplies and electric energy acquired or produced for sale, consumption or use in the ordinary conduct of business.

Special Trust Fund

We are required to deposit in a special trust fund with The Bank of New York Mellon Trust Company, N.A., as trustee, on each May 1 and November 1, cash equal to 1 1⁄2% (subject to redetermination by agreement between us and The Bank of New York Mellon Trust Company, N.A., as trustee) of the aggregate principal amount of the first mortgage bonds and underlying bonds then outstanding (excluding certain bonds and underlying bonds, such as bonds called for redemption), less certain amounts paid or credited in respect of underlying bonds. The term “underlying bonds” is defined in the first mortgage bond indenture to mean any bonds or other evidence of indebtedness secured by property subsequently acquired by us. Amounts in the special trust fund may, in general, be paid out for payment, redemption (at the redemption prices, including applicable premiums, set forth in the first mortgage bonds and subject to the limitation on refunding applicable to various series) or purchase of first mortgage or underlying bonds, or to reimburse us for the acquisition of certain additional properties. The foregoing deposit requirement has not affected our cash flow, because the cash deposited has been simultaneously offset by its payment to us to reimburse us for the acquisition of additional properties. Thus, there currently are no funds on deposit in the Special Trust Fund.

Issue of Additional Bonds

In general, additional bonds, ranking equally and ratably with the first mortgage bonds, may be issued, subject to certain restrictions and requirements described below, in principal amounts equal to the lesser of (i) the amount authorized under the net earnings test described below and (ii) the sum of the following:

a.	Certain bonds and underlying bonds acquired, redeemed or otherwise retired.

b.	Cash deposited to pay or redeem bonds or underlying bonds.

c.	66 2⁄3% of the net amount of additional property constructed or acquired by us and not theretofore used for other purposes under the first mortgage bond indenture, subject to certain restrictions.

d.

Cash deposited in an advance construction account with The Bank of New York Mellon Trust Company, N.A., as trustee (in certain events with such trustee’s consent), to be withdrawn to reimburse us for 66 2⁄3% of unbonded additional property.

As of June 30, 2021, there were no first mortgage bonds acquired, redeemed or otherwise retired against which bonds might be issued under the first mortgage bond indenture pursuant to clause (a) above. The net amount of additional property against which bonds might be issued under the first mortgage bond indenture pursuant to clause (c) above was approximately $24.2 billion, resulting in the ability to issue $16.1 billion of bonds pursuant to clause (c) (i.e. $24.2 billion x .6666 = $16.1 billion). The aggregate amount of bonds which we could issue under clauses (a) and (c) above would, if other conditions were met, be approximately $16.1 billion. As of June 30, 2021, we had $21.6 billion of our first mortgage bonds outstanding (including the first mortgage bonds issued to secure $751.9 million of pollution control bonds).

Furthermore, in addition to the first mortgage bond indenture’s bondable property requirement described in clause (c) above, the first mortgage bond indenture also provides that additional first mortgage bonds may not be issued unless our net earnings (as defined) for twelve months shall have been at least two and one-half (2.5x) times our total annual first mortgage bond interest charge. At June 30, 2021, under the net earnings test we could issue $21.7 billion of additional first mortgage bonds (based on net earnings for the year ended June 30, 2021). Notwithstanding the net earnings requirement, additional first mortgage bonds may be issued under the provisions referred to in (a) and (b) above under some circumstances involving, among other things, issuance of bonds not bearing a higher interest rate than the bonds to be retired, issuance of bonds to pay or redeem bonds maturing within two years and issuance of bonds on the basis of acquisition, redemption or other retirement of underlying bonds. Additional first mortgage bonds may not be issued under the provisions referred to in paragraphs (c) and (d) above during any period when indebtedness secured by a prior lien on acquired utility property has not been established as underlying bonds.

Other than the security afforded by the lien of the first mortgage bond indenture and restrictions on the issuance of additional bonds described above, there are no provisions of the first mortgage bond indenture which afford holders of the first mortgage bonds protection against us increasing our ratio of total debt to total “bondable” assets.

Defaults and Other Provisions

The first mortgage bond indenture provides that the following are defaults:

•	default in payment of principal;

•	default for 60 days in payment of interest or satisfaction of the special trust fund obligation;

•	default under our covenants and conditions in the first mortgage bond indenture or in the bonds for 60 days after written notice by The Bank of New York Mellon Trust Company, N.A., as trustee;

•	certain acts of bankruptcy and certain events in bankruptcy, insolvency, receivership or reorganization proceedings; and

•	our failure to discharge or stay within 60 days any judgment against us for the payment of money in excess of $100,000.

A California court may not strictly enforce certain of our covenants contained in the first mortgage bond indenture or the first mortgage bonds or allow acceleration of the due date of the first mortgage bonds if it concludes that such enforcement or acceleration would be unreasonable under the then existing circumstances. However, we believe that acceleration would be available if an event of default occurs as a result of a material breach of a material covenant contained in the first mortgage bond indenture or the first mortgage bonds.

The first mortgage bond indenture and the Trust Indenture Act of 1939 require us to file with an indenture trustee documents and reports with respect to the absence of default and compliance with the terms of the first mortgage bond indenture annually and upon the authentication and delivery of additional first mortgage bonds, the release of cash or property, the satisfaction and discharge of the first mortgage bond indenture, or any other action requested to be taken by an indenture trustee at our request.

The holders of a majority in principal amount of outstanding first mortgage bonds may require the indenture trustees to enforce the lien of the first mortgage bond indenture upon the happening (and continuance for the prescribed grace period, if any) of any of the defaults referred to above, and upon the indemnification of the indenture trustees to their reasonable satisfaction.

Concerning the Trustees

The Bank of New York Mellon Trust Company, N.A., and certain of its affiliates act as trustees for our senior debt securities and certain pollution control bonds issued on our behalf. The Bank of New York Mellon Trust Company, N.A., also is the trustee under an indenture under which our parent, Edison International, may issue debt securities in the future. We maintain bank deposits with The Bank of New York and may borrow money from the bank from time to time.

Neither by the first mortgage bond indenture nor otherwise are the indenture trustees restricted from dealing in the first mortgage bonds as freely as though they were not indenture trustees. However, the Trust Indenture Act of 1939 provides that if either indenture trustee acquires or has acquired a conflicting interest, as defined in the Trust Indenture Act of 1939, and a default under the first mortgage bond indenture occurs or has occurred, such indenture trustee must within 90 days following the default eliminate such conflict, cure the default or resign. The Trust Indenture Act of 1939 provides that an indenture trustee with an uncured conflict of interest will not be required to resign if it can show that the conflict will be cured or the default waived within a reasonable time and a stay of its duty to resign is not inconsistent with the interests of the holders of the outstanding bonds. In certain cases, the first mortgage bond indenture and the Trust Indenture Act of 1939 require an indenture trustee to share the benefit of payments received as a creditor after the beginning of the third month prior to a default.

Modification of the Indenture

The holders of 80% in principal amount of all first mortgage bonds outstanding may authorize release of trust property, waive defaults and authorize certain modifications of the first mortgage bond indenture proposed by us and consented to by the indenture trustee. However, our obligation to pay principal and interest will continue unimpaired; and such modifications may not include, among other things, modifications giving any bonds preference over other bonds or authorizing any lien prior to that of the first mortgage bond indenture. In addition, modifications of rights of any series require the assent of the holders of 80% in principal amount of the bonds of such series.

Global Securities

We may issue first mortgage bonds of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing first mortgage bonds in definitive form, a global security may not be transferred except as a whole by the depositary for that global security to a nominee of that depositary, or by a nominee of that depositary to that depositary or another nominee of that depositary, or by that depositary or that nominee to a successor of that depositary or a nominee of that successor. We will describe the specific terms of the depositary arrangement for a series of first mortgage bonds in the prospectus supplement relating to that series.

DESCRIPTION OF THE DEBT SECURITIES

The following description discusses the general terms and provisions of the debt securities other than first mortgage bonds that we may offer by this prospectus in one or more distinct offerings. We may issue the debt securities as senior debt securities or subordinated debt securities. The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated debt of Southern California Edison. The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of the senior debt of Southern California Edison, to the extent and in the manner set forth in the applicable prospectus supplement for the securities. (See “Subordination” below.)

At June 30, 2021, Southern California Edison had approximately $21.6 billion of senior secured indebtedness that effectively would rank senior to any senior debt securities and approximately $300 million of indebtedness that would be pari passu with any senior debt securities. As described above under “Description of the First Mortgage Bonds,” our first mortgage bonds are issued under and secured by the first mortgage bond indenture, which creates a lien on substantially all the properties of Southern California Edison for the benefit of the holders of the first mortgage bonds. The debt securities other than first mortgage bonds that we are offering by this prospectus are not secured by any assets or property of Southern California Edison.

The unsecured indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indentures. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the unsecured indenture will be described in the prospectus supplement relating to the debt securities.

Each unsecured indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indenture. This summary is subject to and qualified by all the provisions of the applicable indenture, including definitions of terms used in any such indenture. Therefore, you should read carefully the detailed provisions of the unsecured indentures, which we have incorporated by reference as exhibits to the registration statement that includes this prospectus. This summary also is subject to and qualified by the description of the particular terms of the debt securities in the applicable prospectus supplement.

General

We may issue an unlimited amount of debt securities under each unsecured indenture in one or more series, up to the aggregate principal amounts that may be authorized by us from time to time.

The debt securities will be unsecured obligations of Southern California Edison.

Before issuing each series of debt securities, we will specify the terms of that series through a board resolution, officers’ certificate or supplemental indenture. The applicable prospectus supplement will contain a description of the following terms, among others, of each series of debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which principal will be payable or how to determine the dates;

•

the rate or rates or method of determining interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates;” any record dates for the interest payable on the interest payment dates; and any special provisions for the payment of additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be made;

•

any obligation or option on our part to redeem, purchase or repay debt securities; any option of the holder to require us to redeem or repurchase debt securities; and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

•	any provision for deferral of interest payments;

•	the denominations in which the debt securities will be issued (if other than denominations of $1,000 and any integral multiple thereof);

•	whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

•	if other than United States dollars, the currency or currencies in which the debt securities will be denominated and principal and interest will be payable;

•	any index used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•	any deletions, modifications or additions to the covenants or events of default provided for the debt securities;

•	whether the debt securities are subject to discharge and defeasance at our option; and

•	any other terms of the debt securities.

In addition, we will set forth in the prospectus supplement for any offering of subordinated debt securities the following terms to the extent they are applicable:

•	any right to extend the interest payment periods;

•	whether the series of subordinated debt securities will be junior in right of payment to any other series; and

•	any changes in the subordination provisions of the subordinated indenture with respect to the series.

We may also issue debt securities as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. We will describe in a prospectus supplement the federal income tax consequences and other special considerations applicable to any original issue discount securities.

Form of Debt Securities

We may issue the senior debt securities and subordinated debt securities only as registered securities. We also may issue the debt securities of a series in whole or in part in the form of one or more global securities, as described below under the heading “Global Securities.” Unless we specify otherwise in a prospectus supplement, registered securities denominated in United States dollars will be issued only in the denominations of $1,000 and any integral multiple thereof. All debt securities of any one series will be substantially identical except as to denomination and as otherwise provided by a board resolution, officer’s certificate or supplemental indenture. For any series of debt securities denominated in a foreign or composite currency, we will specify the denominations and any special United States federal income tax and other related considerations in a prospectus supplement. No service charge will be made for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

Payment of Debt Securities

Unless we state otherwise in a prospectus supplement, we will make payments with respect to debt securities as follows:

•

We will pay interest on each interest payment date to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment. At our option, we may pay interest by mailing a check to each holder’s registered address or by wire transfer to an account designated by the holder under an arrangement that is satisfactory to the indenture trustee and us.

•

We will pay principal of and any premium on registered securities at their stated maturity, upon redemption or when otherwise due, upon presentation of the debt securities at the corporate trust office of the indenture trustee in Chicago, Illinois.

Paying Agents. In a prospectus supplement, we will name any paying agents other than the indenture trustee that we have initially appointed for a series of debt securities. We may terminate the appointment of any of the paying agents at any time, except that we will maintain at least one paying agent in Chicago, Illinois for senior debt securities. In addition, we will maintain a paying agent in London or Luxembourg or any city outside the United States, if that is required by a stock exchange on which a series of senior debt securities is listed.

Any money we provide to a paying agent for the payment of principal, premium or interest that remains unclaimed at the end of two years after the payment became due and payable will be repaid to us. Thereafter, the holder of debt securities entitled to such payment must look only to us for payment.

Exchanges and Transfers of Debt Securities

Subject to the provisions of the applicable indenture and prospectus supplement, you may exchange your debt securities (other than debt securities represented by a global security, except as set forth below) for other debt securities of the same series with the same interest rate, maturity and total principal amount, as described in this section. You may have your debt securities divided or combined into smaller or larger authorized denominations.

You may exchange or transfer your debt securities, other than debt securities represented by a global security, at the office of the indenture trustee or another transfer agent designated by us and named in a prospectus supplement. We have appointed the indenture trustee to act as the security registrar for registering debt securities in the names of holders and transferring debt securities. We may appoint, remove or add additional transfer agents and change their locations. There will be no service charge for transfer or exchange of your debt securities, but you may be required to pay for any related taxes and other governmental charges.

In the event of any redemption, we are not required to:

•	issue, register the transfer of or exchange the debt securities during a period of 15 days before giving any notice of redemption;

•	register the transfer of or exchange any registered security selected for redemption in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

•

register the transfer of or exchange any debt security if the holder of the debt security has expressed the right, if any, to require us to repurchase the debt security in whole or in part, except that portion of the debt security not required to be repurchased, provided that the debt security shall be immediately surrendered for redemption with written instructions for payment consistent with the provisions of the indenture.

Redemption of Debt Securities

We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except for debt securities redeemable at the option of the registered holder, we may redeem debt securities upon notice by mail between 30 and 60 days before the redemption date. Any prospectus supplement may provide that the notice of redemption of the debt securities may state that such redemption shall be conditional, in our discretion, on one or more conditions precedent, and that such conditional notice of redemption may be rescinded by us if we determine that any or all such conditions will not be satisfied by the redemption date, and that in such event, such redemption notice shall be of no further force or effect and we shall not be required to redeem the debt securities on the redemption date or otherwise. If we choose to redeem less than all of the debt securities of any series or tranche of a series, the indenture trustee will select the debt securities to be redeemed. The indenture trustee will choose a method of selection it deems fair and appropriate unless another method has been specified in accordance with the indenture.

Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once you surrender the debt security for redemption (along with any remaining coupons in the case of bearer senior debt securities). If only part of a debt security is redeemed and you have surrendered the debt security, the indenture trustee will deliver to you a new debt security of the same series for the remaining portion without charge.

Global Securities

We may issue debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Unless and until it is exchanged in whole or in part for individual certificates evidencing first mortgage bonds in definitive form, a global security may not be transferred except as a whole by the depositary for that global security to a nominee of that depositary, or by a nominee of that depositary to that depositary or another nominee of that depositary, or by that depositary or that nominee to a successor of that depositary or a nominee of that successor. We will describe the specific terms of the depositary arrangement for a series of debt securities in the prospectus supplement relating to that series.

Events of Default and Remedies for Senior Debt Securities

This section contains descriptions of the events of default and remedies specified in the senior indenture for the senior debt securities. The corresponding provisions for the subordinated debt securities, which differ in some material respects, are described in the next following section under the heading “Events of Default and Remedies for Subordinated Debt Securities.”

Defaults. An “event of default” under the senior indenture occurs with respect to any series of senior debt securities if:

•	we do not pay any installment of interest on senior debt securities of the series within 30 days of when it is due;

•	we do not pay principal or premium on any senior debt securities of the series when it is due;

•	we do not pay any sinking fund installment on senior debt securities of the series when it is due;

•

we remain in breach of any other covenant or agreement in the senior indenture for 60 days after receiving notice from the indenture trustee or the holders of 25 percent in principal amount of all the outstanding senior debt securities;

•

we fail to pay any indebtedness of more than $10,000,000 when it is finally due and do not fully cure the failure within 30 days after receiving of notice from the indenture trustee or the holders of 25 percent in principal amount of all the outstanding senior debt securities; or

•	we file for bankruptcy or become subject to specified proceedings involving bankruptcy, insolvency or reorganization.

An event of default with respect to one series of senior debt securities does not necessarily constitute an event of default with respect to any other series of senior debt securities. We are required to file with the indenture trustee an annual officer’s certificate indicating whether we are in default under the senior indenture.

Acceleration. If an event of default occurs and is continuing with respect to any series of senior debt securities, either the indenture trustee or the holders of 25 percent in principal amount of the senior debt securities of the series (or in the case of defaults described in the last three bulleted clauses under “Defaults” above, the holders of 25 percent in principal amount of all the senior debt securities) may declare the principal amount of the senior debt securities of that series (or of all the senior debt securities, as the case may be) to be immediately due and payable. After a declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of senior debt securities of that series or of all of the senior debt securities, as the case may be, may rescind and annul the acceleration if we have paid any past due payments of principal, premium or interest and met certain other conditions. In certain cases, the holders of a majority in principal amount of the senior debt securities of any series or of all the senior debt securities, as the case may be, may waive any past default or event of default.

Actions by Indenture Trustee and Holders. The senior indenture contains the following provisions regarding the actions of the indenture trustee and the holders of the senior debt securities after an event of default:

•

The indenture trustee must give notice of a default to the holders of senior debt securities of the affected series within 90 days after a default occurs that is known to the indenture trustee, if the default is not cured or waived. However, the indenture trustee may withhold the notice if it determines in good faith that it is in the interests of the holders to do so, except in the case of a default in the payment of principal, premium or interest.

•

Subject to its duty to act with the required standard of care during a default, the indenture trustee is entitled to be indemnified by the holders of the senior debt securities of a series before exercising any right or power under the senior indenture with respect to the series at the request of the holders.

•

No holder of senior debt securities of a series may institute proceedings to enforce the senior indenture except, among other things, where the indenture trustee has failed to act for 60 days after it has been given notice of a default and holders of 25 percent in principal amount of the senior debt securities of the series (or in the case of defaults described in the last three bulleted clauses under “Defaults” above, the holders of 25 percent in principal amount of all the senior debt securities) have requested the indenture trustee to enforce the senior indenture and offered reasonable indemnity to the indenture trustee.

•	Each holder of senior debt securities has an absolute and unconditional right to receive payment of principal, premium and interest when due and to bring a suit to enforce that right.

•

The holders of a majority in principal amount of the senior debt securities of a series or of all the senior debt securities, as the case may be, may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or exercising any trust or power conferred on it with respect to the senior debt securities of the series, as long as the direction does not conflict with any law or the senior indenture or expose the indenture trustee to personal liability. The indenture trustee may take any other action it deems proper that is not inconsistent with the direction of the holders.

Events of Default and Remedies for Subordinated Debt Securities

This section contains descriptions of the events of default and remedies specified in the subordinated indenture for the subordinated debt securities. The corresponding provisions for the senior debt securities, which differ in some material respects, are described in the preceding section under the heading “Events of Default and Remedies for Senior Debt Securities.”

Defaults. An “event of default” under the subordinated indenture occurs with respect to any series of subordinated debt securities if:

•

we do not pay any installment of interest on subordinated debt securities of the series within 30 days of when it is due (following any deferral allowed under the terms of the subordinated debt securities and elected by us);

•	we do not pay principal or premium on any subordinated debt securities of the series when it is due;

•	we do not pay any sinking fund installment on subordinated debt securities of the series within 60 days of when it is due;

•

we remain in breach of any other covenant or agreement in the subordinated indenture for 90 days after receiving notice from the indenture trustee or the holders of 25 percent in principal amount of the outstanding subordinated debt securities of the series;

•	we file for bankruptcy or become subject to specified proceedings involving bankruptcy, insolvency or reorganization; or

•	any other event of default specified in the prospectus supplement occurs.

An event of default with respect to one series of subordinated debt securities does not necessarily constitute an event of default with respect to any other series of subordinated debt securities. We are required to file with the indenture trustee an annual officer’s certificate indicating whether we are in default under the subordinated indenture.

Acceleration. If an event of default occurs and is continuing with respect to any series of subordinated debt securities, either the indenture trustee or the holders of 25 percent in principal amount of the subordinated debt securities of the series (or, if any subordinated debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in such securities) may declare the principal amount of the subordinated debt securities of that series to be immediately due and payable. After a declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of subordinated debt securities of that series may rescind and annul the acceleration if we have paid any past due payments of principal, premium or interest and met certain other conditions. In certain cases, the holders of a majority in principal amount of the subordinated debt securities of all affected series, voting as one class, may waive any past default or event of default.

Actions by Indenture Trustee and Holders. The subordinated indenture contains the following provisions regarding the actions of the indenture trustee and the holders of the subordinated debt securities after an event of default:

•	The indenture trustee must give notice of a default to the holders of subordinated debt securities of the affected series as provided by the Trust Indenture Act of 1939.

•

Subject to its duty to act with the required standard of care during a default, the indenture trustee is entitled to be indemnified by the holders of the subordinated debt securities of a series before exercising any right or power under the subordinated indenture with respect to the series at the request of the holders.

•

No holder of subordinated debt securities of a series may institute proceedings to enforce the subordinated indenture except, among other things, where the indenture trustee has failed to act for 60 days after it has been given notice of a default and holders of 25 percent in principal amount of the subordinated debt securities of all affected series, considered as one class (or in the case of defaults in the payment of principal, premium or interest, an affected series) have requested the indenture trustee to enforce the subordinated indenture and offered reasonable indemnity to the indenture trustee.

•	Each holder of subordinated debt securities has an absolute and unconditional right to receive payment of principal, premium and interest when due and to bring a suit to enforce that right.

•

The holders of a majority in principal amount of the subordinated debt securities of an affected series (or of all the subordinated debt securities, in the case of a default as to all series) may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or exercising any trust or power conferred on it with respect to the subordinated debt securities of the series, as long as the direction does not conflict with any law or the subordinated indenture or involve the indenture trustee in personal liability. The indenture trustee may take any other action it deems proper that is not inconsistent with the direction of the holders.

Modification of the Indenture

Without Consent of Holders. Without the consent of any holders of debt securities, we and the indenture trustees may enter into supplemental indentures to:

•	evidence the succession of another entity to take our place and assume our covenants;

•	add to our covenants for the benefit of the holders of all or any series of the debt securities, or surrender any right or power conferred upon us;

•	add any additional events of default for all or any series of the debt securities;

•	add to, change or eliminate any provisions of the applicable indenture, but those modifications will not apply to debt securities of any series that was created before the modifications;

•	establish the form or terms of debt securities of any series as permitted by the unsecured indentures;

•	evidence and provide for a successor or additional indenture trustee;

•	provide security for the debt securities of any series;

•	cure any ambiguity, defect or inconsistency or make any other changes that do not adversely affect the interests of the holders of debt securities; or

•

evidence any changes in the disqualification and eligibility requirements applicable to the indenture trustee under the senior indenture, as permitted by the senior indenture, or effect any change to qualify the senior indenture under the Trust Indenture Act of 1939.

With Consent of Holders. We may enter into supplemental indentures with the indenture trustees to modify the unsecured indentures or the rights of holders of the debt securities, if we obtain the consent of the holders of at least a majority in principal amount of the debt securities affected by the modification. However, without the consent of all affected holders of debt securities, no supplemental indenture may:

•

change the stated maturity of the principal or interest on any debt security, reduce the principal amount or interest payable, reduce any premium payable upon redemption, reduce the amount of principal of an original issue discount security payable upon its acceleration, change the currency in which any debt security is payable, change any right of redemption or repurchase, or impair the right to bring suit to enforce any payment;

•	reduce the percentages of holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the indentures; or

•	modify certain provisions in the unsecured indentures relating to supplemental indentures and waivers of covenants and past defaults.

A supplemental indenture that changes or eliminates any provision of the unsecured indentures expressly included solely for the benefit of holders of debt securities of one or more particular series will be deemed not to affect the rights of the holders of debt securities of any other series.

Consolidation, Merger and Sale of Assets; No Financial Covenants

Subject to the provisions described in the next paragraph, we will preserve our corporate existence.

We have agreed not to consolidate with or merge into any other entity and not to convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

•

the entity formed by the consolidation or merger, or which acquires or leases our property and assets substantially as an entirety, is organized and existing under the laws of the United States or any state or the District of Columbia, and expressly assumes, by a supplemental indenture in form satisfactory to the indenture trustees, the due and punctual payment of the principal, premium and interest on all the debt securities and the performance of all of our covenants under the unsecured indentures;

•

immediately after giving effect to the transactions, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and

•	we have given the indenture trustees an officers’ certificate and legal opinion that all conditions in the unsecured indentures relating to the transactions have been complied with.

The unsecured indentures contain no financial or other similar restrictive covenants. Any such covenants with respect to any particular series of debt securities will be set forth in the applicable prospectus supplement. There are no provisions of the unsecured indentures that protect holders of the debt securities in the event of a highly leveraged transaction involving Southern California Edison. However, management of Southern California Edison believes that required regulatory approvals of a highly leveraged transaction would be unlikely to be obtained.

Discharge and Defeasance

There are significant differences between the provisions of the senior indenture and the subordinated indenture for defeasance of debt securities and discharge of our obligations. The respective provisions are discussed separately below.

Defeasance of Senior Debt Securities. When we issue a series of senior debt securities, we may specify that we will be discharged from any and all obligations in respect of those senior debt securities (except as described below) upon the irrevocable deposit with the indenture trustee of money and/or government obligations which will provide money in an amount sufficient to pay principal, premium and interest on the senior debt securities when due in accordance with the terms of the senior indenture and the senior debt securities. We must also satisfy conditions that:

•	the deposit will not cause the indenture trustee to have a conflicting interest;

•	there is no event of default under the senior indenture within 91 days after the deposit;

•	the deposit will not result in breach or violation of any applicable laws, the senior indenture or any other agreement by which we are bound;

•

the deposit will not result in a trust that is an investment company subject to the Investment Company Act of 1940, or such trust will be qualified or exempt from the Investment Company Act of 1940; and

•

we have delivered to the indenture trustee an officer’s certificate and an opinion of counsel each stating that all conditions in the senior indenture to the defeasance and discharge have been complied with.

The discharge of our obligations does not include certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold monies for payment in trust and, if so specified as to the senior debt securities of a series, to pay the principal, premium and interest on those senior debt securities.

We may specify as to the senior debt securities of a series that the deposit of money described above will be made only if it will not cause the senior debt securities listed on any nationally recognized securities exchange to be de-listed. We may also specify as to a series of senior debt securities that the deposit will be conditioned on our giving to the indenture trustee an opinion of counsel (who may be our counsel) to the effect that, based upon applicable United States federal income tax laws or a ruling published by the United States Internal Revenue Service, the deposit and discharge will not be a taxable event for the holders of the senior debt securities.

Defeasance of Subordinated Debt Securities. The subordinated indenture provides, unless the terms of the particular series of subordinated debt securities provide otherwise, that upon satisfying several conditions we may cause ourselves to be:

•	discharged from our obligations, with some exceptions, as to any series of subordinated debt securities, which we refer to as “defeasance;” and

•	released from our obligations under specified covenants as to any series of subordinated debt securities, which we refer to as “covenant defeasance.”

The conditions that we must satisfy for either a defeasance or a covenant defeasance of a series of subordinated debt securities include:

•

the irrevocable deposit with the indenture trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay principal, premium and interest on the subordinated debt securities on the maturity dates of the payments or upon redemption;

•	there is no event of default under the subordinated indenture at the time of such deposit or, as to defaults related to bankruptcy or similar proceedings, within 90 days after the deposit;

•

notice of redemption of the subordinated debt securities has been given or provided for, if the subordinated debt securities are to be redeemed before their stated maturity (other than from mandatory sinking fund payments or analogous payments); and

•	we have delivered to the indenture trustee an officer’s certificate and an opinion of counsel each stating that all conditions to the defeasance or covenant defeasance have been complied with.

The discharge of our obligations through a defeasance or covenant defeasance does not discharge the rights of the holders of the defeased subordinated debt securities to receive payments of principal, premium and interest from the trust funds when due, or our obligations to register the transfer or exchange of subordinated debt securities, replace stolen, lost or mutilated subordinated debt securities, maintain paying agencies and hold monies for payment in trust.

The subordinated indenture permits defeasance as to any series of subordinated debt securities even if a prior covenant defeasance has occurred as to the subordinated debt securities of that series. Following a defeasance, payment of the subordinated debt securities defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the subordinated debt securities may not be accelerated because of a breach of the specified covenants affected by the covenant defeasance. However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the subordinated debt securities defeased, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

Tax Effects of Defeasance of Debt Securities. Under current United States federal income tax law, the defeasance of either senior or subordinated debt securities as described in the preceding paragraphs would be treated as an exchange of the relevant debt securities in which holders of the debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would be required after the defeasance to include in income might be different from that which would be includible in the absence of the defeasance. You should consult your own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

Under current United States federal income tax laws, unless accompanied by other changes in the terms of the subordinated debt securities, covenant defeasance of subordinated debt securities generally should not be treated as a taxable exchange.

Subordination

Subject to the provisions of the subordinated indenture and prospectus supplement, each series of subordinated debt securities will be subordinate and junior in right of payment to all Senior Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•	the maturity of Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any subordinated debt securities have the right to receive any payments of principal or interest on their subordinated debt securities.

Senior Indebtedness means, with respect to any series of subordinated debt securities, the principal premium, interest and any other payment in respect of any of the following:

•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by notes, debentures, bonds or other similar written instruments;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Indebtedness will not include trade accounts payable, accrued liabilities arising in the ordinary course of business or indebtedness to our subsidiaries.

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the subordinated indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the subordinated indenture to change the subordination of any outstanding Senior Indebtedness without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.

The subordinated indenture does not limit the amount of Senior Indebtedness that we may issue.

Concerning the Indenture Trustee

The Bank of New York Mellon Trust Company, N.A., and certain of its affiliates act as trustees for our first and refunding mortgage bonds and certain pollution control bonds issued on our behalf. The Bank of New York Mellon Trust Company, N.A., also is the trustee under an indenture under which our parent, Edison International, may issue debt securities in the future. We maintain bank deposits with The Bank of New York and may borrow money from the bank from time to time.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE PREFERRED STOCK AND PREFERENCE STOCK

The following description of Southern California Edison’s preferred stock and preference stock is a summary, and it does not describe every aspect of the preferred stock and preference stock. Southern California Edison’s articles of incorporation contain the full legal text of the matters described in this section. This summary is subject to and qualified by the articles of incorporation. Therefore, you should read carefully the detailed provisions of the articles of incorporation, which we have incorporated by reference as an exhibit to the registration statement that includes this prospectus. This summary also is subject to and qualified by the description of the particular terms of the preferred stock and preference stock in the applicable prospectus supplement.

General

The rights, preferences and privileges of the preferred stock or preference stock are established by the articles of incorporation. Whenever we offer and sell preferred stock or preference stock, our board of directors or a committee of the board of directors will adopt, and we will file with the California Secretary of State, a new certificate of determination of preferences to establish the terms of each new series of preferred stock or preference stock. We will also set forth the terms in a prospectus supplement.

Southern California Edison’s authorized capital stock consists of the following classes of shares of stock with the following number of shares per class:

•	cumulative preferred stock – 24,000,000 shares with a par value of $25 per share;

•	$100 cumulative preferred stock – 12,000,000 shares with a par value of $100 per share;

•	preference stock – 50,000,000 shares with no par value; and

•	common stock – 560,000,000 shares with no par value.

As of June 30, 2021, Southern California Edison had issued and outstanding no shares of cumulative preferred stock, no shares of $100 cumulative preferred stock, 988,020 shares of preference stock, and 434,888,104 shares of common stock. All of the outstanding shares of common stock are owned by Edison International.

Preferred Stock

The Southern California Edison board of directors or a committee of our board of directors may authorize the preferred stock to be issued from time to time as one or more series of cumulative preferred stock or $100 cumulative preferred stock. For each new series of preferred stock, the board of directors or a committee of our board of directors, within the limitations and restrictions stated in Article Sixth of the articles of incorporation, may fix the number of shares, dividend rights, dividend rate, including fixed and variable rates, conversion rights, voting rights (in addition to the voting rights provided in the articles of incorporation), rights and terms of redemption (including sinking fund provisions), redemption price or prices and voluntary liquidation preferences. We will set forth in a prospectus supplement the terms of each series of preferred stock offered through this prospectus.

Preference Stock

The articles of incorporation authorize our board of directors or a committee of our board of directors, from time to time, in one or more series, and without further shareholder action, to provide for the issuance of up to 50,000,000 shares of preference stock, no par value. For each new series of preference stock, the board of directors or a committee of our board of directors may fix the number of shares, dividend rights, dividend rate, including fixed and variable rates, conversion rights, voting rights (if any), rights and terms of redemption (including sinking fund provisions), redemption price or prices and voluntary liquidation preferences. We will set forth in a prospectus supplement the following terms of each series of preference stock offered through this prospectus:

•	the designation of the series;

•	the total number of shares being offered;

•	the general or special voting rights of such shares, if any;

•	the price or prices at which shares will be offered and sold;

•	the dividend rate (including any step-up or step-down), period and payment date or method of calculation applicable to the preference stock;

•	the date from which dividends on the preference stock accumulate, if applicable;

•	whether the dividend rate is fixed or variable;

•	any mandatory or optional sinking fund, purchase fund or similar provisions, if any;

•	the terms and conditions, if applicable, upon which the preference stock will be convertible into common stock, including the conversion price (or manner of calculation);

•	the dates, prices and other terms of any optional or mandatory redemption;

•	the relative ranking and preferences of the preference stock as to dividend rights and rights upon liquidation (whether voluntary or involuntary), dissolution or winding up of our affairs;

•	any liquidation preferences;

•	the procedures for auction and remarketing, if any, of the shares;

•	any listing of the shares on a securities exchange; and

•	any other specific terms, preferences, rights, limitations or restrictions.

Rank of the Preference Stock

Unless we state otherwise in a prospectus supplement, all series of preference stock will rank equally as to dividends and payments upon liquidation, dissolution or winding up. The preference stock ranks junior to all of the preferred stock and senior to all common stock.

Distribution Rights

A prospectus supplement will describe the circumstances relating to distributions on our preference stock. Holders of our preference stock of each series will be entitled to receive distributions, when, as, and if declared by our board of directors, out of our assets legally available for payment to shareholders. These distributions may be cash distributions or distributions in kind or in other property. The prospectus supplement will describe the rates of the distributions and the dates we will make distributions. Each distribution shall be payable to holders of record on such record date as shall be fixed by our board of directors. Dividends on any series of preference stock being offered may be cumulative or non-cumulative. Distributions on any series of preference stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. Whenever dividends on any shares of the preferred stock are in default, we may not:

•	pay or declare any dividend on the preference stock or common stock, except a dividend payable in preference stock or common stock; or

•	purchase or redeem any shares of preference stock or common stock, except with the proceeds of any sale of shares of preference stock or common stock.

The first mortgage bond indenture securing our first mortgage bonds provides, in substance, that we cannot pay any cash dividends except out of surplus at December 31, 1921, and out of earnings since then. None of our present earnings reinvested in the business are restricted by this provision. We do not expect this provision to have any adverse effect on our ability to pay dividends on the preference stock.

Voting Rights

Holders of preference stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Liquidation Rights

If we liquidate, dissolve or wind up our affairs, then, before we make distributions to holders of common stock or any other class or series of shares of our capital stock ranking junior to the preference stock in the distribution of assets, the holders of each series of preference stock shall be entitled to receive liquidating distributions out of our assets legally available for distribution to shareholders. We will make liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preference stock will have no right or claim to any of our remaining assets.

If we liquidate, dissolve or wind up and we do not have enough legally available assets to pay the amount of the liquidating distributions on all outstanding shares of preference stock and other classes of capital stock ranking equally with the preference stock in the distribution of assets, then the holders of the preference stock and all other such classes or series of shares of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Redemption

A prospectus supplement may provide that the preference stock will be subject to mandatory redemption or redemption at our option, in whole or in part. The prospectus supplement will describe the terms, the times and the redemption prices of the preference stock.

Other Provisions

Holders of shares of preference stock will not have any preemptive rights. The preference stock, when issued, will be fully paid and nonassessable.

Registration and Transfer

We will select a transfer agent and registrar for the preference stock that we issue at the time of issuance.

EXPERTS

The financial statements of Southern California Edison Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Southern California Edison Company for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE SECURITIES

The validity of the first mortgage bonds, debt securities, preferred stock and preference stock offered by this prospectus will be passed upon for Southern California Edison by Michael A. Henry, its Assistant General Counsel. Certain legal matters will be passed upon for any underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

Mr. Henry is a salaried employee of Southern California Edison and earns stock-based compensation based on Edison International’s common stock. Additionally, he may hold Edison International stock-based interests through an employee benefit plan and can participate in an Edison International shareholder dividend reinvestment and stock purchase plan and/or an Edison International Employee Stock Purchase Plan. He owns no securities of Southern California Edison.

Cleary Gottlieb Steen & Hamilton LLP, New York, New York has from time to time provided, and may provide in the future, legal services to Southern California Edison and its affiliates.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You can access the documents we file electronically with the Securities and Exchange Commission from the website http://www.sec.gov.

You may also review reports and other information about Southern California Edison at our offices at 2244 Walnut Grove Avenue, Rosemead, California 91770. You may view and obtain copies of some of those reports and other information on the web site maintained by Southern California Edison’s parent, Edison International, at http://www.edison.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on Edison International’s web site or that can be accessed through its web site does not constitute part of this prospectus.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You may obtain the full registration statement from the Securities and Exchange Commission or us, as indicated below. We filed forms or copies of the articles of incorporation, indentures and other documents establishing the terms of the offered securities as exhibits to the registration statement. Statements in this prospectus or any supplement about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The rules of the Securities and Exchange Commission allow us to “incorporate by reference” into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede the earlier information. This prospectus incorporates by reference the documents listed below that we have previously filed or may file in the future with the Securities and Exchange Commission. These documents contain important information about Southern California Edison.

•	Our Annual Report on Form 10-K for the year ended December 31, 2020.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2021.

•	Our Current Reports on Form 8-K filed January 8 , January 25 (Item 8.01 only), February 19, February 24, April 1, May 6, May 11, and June 14, 2021.

•

All additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the end of the offering of the securities described in this prospectus. Those documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K mailed to our shareholders.

Upon request, we will provide a copy of any of these filings without charge to each person to whom a copy of this prospectus has been delivered. You may request a copy of these filings by writing or calling us at:

Southern California Edison Company

2244 Walnut Grove Avenue

P.O. Box 800

Rosemead, California 91770

Attention: Corporate Governance

Telephone (626) 302-4008

Southern California Edison Company

$                     % First and Refunding Mortgage Bonds,

Series 2024A, Due 2027

$                     % First and Refunding Mortgage Bonds,

Series 2024B, Due 2034

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 29, 2021)

January    , 2024

Joint Book-Running Managers

MUFG	SMBC Nikko	Truist Securities

BNP PARIBAS	BNY Mellon Capital Markets, LLC	PNC Capital Markets LLC